                                                                   EXHIBIT 10.18

                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER is made as of June 30, 1997 by and among Zydeco Energy, Inc., a Delaware corporation ("Zydeco"), WFI Acquisition Corp., a Texas corporation (the "Merger Subsidiary," and together with Zydeco, the "Zydeco Parties"), Wavefield Image, Inc., a Texas corporation ("Wavefield") and the persons executing this Agreement as stockholders of Wavefield (collectively, "Stockholders"). Certain terms are used herein as defined below in Article I or elsewhere in this Agreement.

                                   BACKGROUND
                                   ----------

Zydeco owns all of the outstanding capital stock of the Merger Subsidiary. The Zydeco Parties and Wavefield desire to merge Merger Subsidiary with and into Wavefield (the "Merger") in accordance with the Texas Business Corporation Act (the "TBCA") and on the terms and conditions set forth herein. In consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms, as well as any other terms defined elsewhere in this Agreement, shall apply equally to both the singular and plural of the terms defined).

"AFFILIATES" means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other Affiliates.

"AGREEMENT" means this Agreement of Merger and the exhibits and schedules hereto.

"ARTICLES OF MERGER" is defined in Section 2.1.

"ASSETS" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the most recent financial statements, that are owned or possessed by the representing party.

"BENEFIT PLANS" means all employee benefit plans of a representing party within the meaning of Section 3(3) of ERISA and any related or separate contracts, plans, trusts, programs, policies, arrangements, practices, customs, and understandings, in each case whether formal or informal, that provide benefits of economic value to any present or former employee of a representing party, or present or former beneficiary, dependent or assignee of any such employee or former employee.

"BUSINESS" means the entire business, operations, facilities and prospects of the representing party unless otherwise specified.

"CHARTER DOCUMENTS" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

"CLOSING" means the Closing of the Merger and the other Transactions.

"CLOSING DATE" is defined in Section 2.6.

"CODE" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

"COMMISSION" means the United States Securities and Exchange Commission.

"CONTINGENT RIGHTS"is defined in Section 3.1(a).

"CONTINGENT SHARES"is defined in Section 3.1(a).

"COURT ORDER" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable law.

"DGCL" means the Delaware General Corporation Law.

"DEFAULT" means (i) a breach, default or violation; or (ii) the occurrence of an event that with the passage of time or the giving of notice, or both, would constitute a breach, default or violation.

"EFFECTIVE TIME" is defined in Section 2.2.

"ENCUMBRANCES" means any lien, mortgage, security interest, pledge, restriction or transferability, defect or title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

"ENVIRONMENTAL CONDITION" is defined in Section 4.14.

"ENVIRONMENTAL LAW" is defined in Section 4.14.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCHANGE ACT" is defined in Section 5.3.

"EXCHANGE AGENT" is defined in Section 3.2.

"GAAP" means United States generally accepted accounting principles.

"GOVERNMENT PERMITS" is defined in Section 4.10.

"HAZARDOUS SUBSTANCE" means any substance, waste, material or product defined as hazardous, radioactive, extremely hazardous or toxic under any Environmental Law.

"INTELLECTUAL PROPERTY" is defined in Section 4.15.

"IRS" is the Internal Revenue Service.

"KNOWLEDGE" or any similar phrase when used in the context of matters within the knowledge of Wavefield or either or both Zydeco Parties means the actual knowledge of Wavefield or either or both Zydeco Parties, as the case may be, or of any director or executive officer of Wavefield or a Zydeco Party, respectively.

"LIABILITY" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

"LITIGATION" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations, liquidity and products of any representing party, taken as a whole with all of its subsidiaries.

"MERGER" is defined in the "Background" section on page 1.

"MERGER CONSIDERATION" is defined in Section 3.1(a).

"MERGER SUBSIDIARY" is defined in the preamble on page 1.

"ORDINARY COURSE" or "ORDINARY COURSE OF BUSINESS" means the ordinary course of business that is consistent with past practices.

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"PATENT ISSUANCE EVENT" shall mean the issuance of Letters Patent by the United
States Patent and Trademark Office in respect of the Wavefield Patent Application which includes claims of substantially comparable commercial impact to those claims made in the initial Wavefield Patent Application filed with the United States Patent and Trademark Office on June 10, 1996.

"PERSON" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

"PLANS" is defined in Section 5.4.

"PLAN OPTIONS" is defined in Section 5.4.

"REGISTRATION STATEMENT" means that certain Registration Statement of Zydeco on Form S-1 (No.333-27685) filed by Zydeco with the Commission in connection with a proposed public offering of Zydeco Common Stock, as amended.

"REGULATION" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SUBSIDIARY" means any corporate entity the voting capital stock of which is majority owned by such other Person, and any non-corporate entity the equity capital of which is majority owned by such other Person.

"SURVIVING CORPORATION" is defined in Section 2.1.

"TERMINATION DATES" is defined in Section 10.1(b).

"TRANSACTION DOCUMENTS" means this Agreement, the Articles of Merger and the other agreements and documents contemplated hereby and thereby.

"TRANSACTIONS" means the Merger and the other transactions contemplated by the Transaction Documents.

"WAVEFIELD FINANCIALS" is defined in Section 4.5.

"WAVEFIELD BALANCE SHEET" is defined in Section 4.5.

"WAVEFIELD BALANCE SHEET DATE" is defined in Section 4.5.

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"WAVEFIELD COMMON STOCK" means the Common Stock, $.01 par value per share, of
Wavefield.

"WAVEFIELD DESIGNEES" is defined in Section 7.7.

"WAVEFIELD YEAR-END FINANCIAL STATEMENTS" is defined in Section 4.5.

"WAVEFIELD HOLDERS" means all of the record holders of Wavefield Shares as of the Effective Time.

"WAVEFIELD IMAGING TECHNOLOGY" means (a) all technical information, data, know-how and inventions (patented or unpatented), including without limitation software programs, existing associated screen and menu designs, routines and related documentation, which (i) utilize or incorporate an algorithm called the Kirchoff-Neidell Computational Algorithm, including any utility or service programs or routines which Wavefield owns or licenses or has the right to license, and all user documentation associated with such utility or service programs or (ii) which relates to the specifications, drawings and claims set forth in the initial Wavefield Patent Application claims made in the initial Wavefield Patent Application filed with the United States Patent and Trademark Office on June 10, 1996 and (b) all rights, titles and interests in and to the Wavefield Patent Application and any Letters Patent that may be issued in connection therewith.

"WAVEFIELD INTERIM FINANCIALS" is defined in Section 4.5.

"WAVEFIELD OPTION PLAN" is defined in Section 4.4.

"WAVEFIELD PATENT APPLICATION" shall mean that certain Application for Letters Patent (Serial No. 08/661,189) filed with the United States Patent and Trademark Office by Norman S. Neidell, inventor, titled "Sampling and Reconstruction of Propagating Wavefields", which has been assigned to Wavefield.

"WAVEFIELD SHARES" means shares of Wavefield Common Stock.

"ZYDECO BALANCE SHEET" is defined in Section 5.5.

"ZYDECO BALANCE SHEET DATE" is defined in Section 5.5.

"ZYDECO COMMON STOCK" means the Common Stock, $0.001 par value per share, of Zydeco.

"ZYDECO DESIGNEES" is defined in Section 7.7.

"ZYDECO MINOR CONTRACTS" is defined in Section 5.11(a).

"ZYDECO PARTIES" is defined in the preamble on page 1.

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"ZYDECO PROSPECTUS" means the final Zydeco Prospectus dated December 13, 1993 relating to the initial public offering of securities of Zydeco.

"ZYDECO SHARES" means the shares of Zydeco Common Stock to be issued in connection with the Merger.

"ZYDECO WARRANTS" means common stock purchase warrants for Zydeco Common Stock.

                                  ARTICLE II

                                  THE MERGER

  2.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the TBCA, Wavefield and the Merger Subsidiary shall consummate the plan of Merger, which provides for the merger of Merger Subsidiary with and into Wavefield at the Effective Time (defined below). Following the Merger, Wavefield shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Texas and the separate corporate existence of Merger Subsidiary shall cease.

  2.2 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of all conditions to the Merger, but in any event on or prior to the first to occur thereafter of (i) the passage of two business days or (ii) July 3, 1997, Wavefield and the Merger Subsidiary shall file with the Secretary of State of the State of Texas Articles of Merger to effect the plan of Merger in accordance with the TBCA (the "Articles of Merger"). The Merger shall become effective at such time as the Articles of Merger are so filed (the "Effective Time").

  2.3  EFFECTS OF THE MERGER.  The Merger shall have the effects set forth in
Article 5.06 of the TBCA.

  2.4 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The Articles of Incorporation of Wavefield and the bylaws of Wavefield shall be the Articles of Incorporation and bylaws, respectively, of the Surviving Corporation at the Effective Time.

  2.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. After the Effective Time, the directors and officers of Wavefield shall be as set forth on Exhibit A hereto. Such persons shall hold such positions as directors and officers until their successors are elected or appointed in accordance with the Articles of Incorporation and the bylaws of the Surviving Corporation.

  2.6 CLOSING. Unless this Agreement shall have been terminated and the Transactions abandoned pursuant to Article X, subject to satisfaction or waiver of the conditions to the Merger set forth in Article IX, immediately prior to the Effective Time the Closing shall take place, at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas, unless the parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                  ARTICLE III

                    CONVERSION OF SHARES AND OTHER MATTERS

 3.1 CONVERSION OF THE WAVEFIELD SHARES.

(a) Except as otherwise provided in Section 3.1(c) or 3.1(d), at the Effective Time, each Wavefield Share outstanding immediately prior to the Effective Time, shall be converted into (i) a number of Zydeco Shares determined by dividing 100,000 by the aggregate number of Wavefield Shares outstanding (exclusive of treasury shares) immediately prior to the Effective Time and
     (ii) a contingent right (collectively, the "Contingent Rights") to receive an additional number of Zydeco Shares determined by dividing 150,000 by the aggregate number of Wavefield Shares (exclusive of treasury shares) outstanding immediately prior to the Effective Time in the event the Patent Issuance Event occurs on or prior to June 30, 1999 (such Zydeco Shares that may be issued pursuant to the Contingent Rights are herein referred to as the "Contingent Shares"). The consideration to be received by the Wavefield shareholders in respect of each Wavefield Share pursuant to this Section
     3.1 is hereinafter referred to as the "Merger Consideration."

(b) Each share of capital stock of the Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into one share of Wavefield Common Stock at the Effective Time.

(c) At the Effective Time, each Wavefield Share owned by Wavefield as treasury stock and any shares of Wavefield Common Stock owned by Zydeco, Merger Subsidiary or any other wholly owned Subsidiary of Zydeco or Wavefield shall be canceled and retired and shall cease to exist and no capital stock of Zydeco or other consideration shall be delivered in exchange therefor.

(d) No fractional Zydeco Shares shall be issued in the Merger. All fractional Zydeco Shares (other than Contingent Shares) that a holder would otherwise be entitled to receive as a result of the Merger shall be aggregated and, if a fractional Zydeco Share results from such aggregation, cash in lieu thereof shall be paid in respect of such fractional Zydeco Share. If and when issued pursuant to the terms of the Contingent Rights, all fractional Contingent Shares that a holder may otherwise be entitled to receive as a result of the Merger and the Contingent Rights shall be aggregated and, if a fractional Contingent Share results from such aggregation, cash in lieu thereof shall be paid in respect of such fractional Contingent Share. In the case of a fractional Zydeco Share or a Contingent Share, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the closing trade price of a share of Zydeco Common Stock, as reported on the NASDAQ SmallCap Market for the last five trading days prior to the Effective Time, by the fraction of a Zydeco Share or Contingent Share, as the case may be, to which such holder would otherwise have been entitled pursuant to this Agreement.

3.2  SURRENDER; PAYMENT AND ISSUANCE OF CERTIFICATES.

(a) Each holder of Wavefield Shares that shall have been converted into a right to receive the Merger Consideration, upon surrender to Zydeco of a certificate or certificates formerly representing such Wavefield Shares, together with (if requested by Zydeco or its transfer agent ) a properly completed letter of transmittal covering such certificates, will receive the Merger Consideration payable in respect of such Wavefield Shares.
     Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. In no event will a holder of Wavefield Shares be entitled to interest on the Merger Consideration payable in respect of such Wavefield Shares.

(b) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Wavefield Shares formerly represented by the certificate or certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to Zydeco any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Wavefield Shares or establish to the satisfaction of Zydeco that such tax has been paid or is not payable.

(c) Upon proper surrender of certificates evidencing the Wavefield Shares in accordance with the other provisions of this Section 3.2, the Company shall cause its transfer agent to promptly issue stock certificates evidencing the Zydeco Shares (other than Contingent Shares) to be received as Merger Consideration. In the event the surrendering holder becomes entitled to receive the Contingent Shares, the Company shall cause its transfer agent to promptly issue stock certificates evidencing the Contingent Shares (other than Contingent Shares) to be received as Merger Consideration. All such stock certificates evidencing the Zydeco Shares or the Contingent Shares shall bear such restrictive legends as Zydeco believes are appropriate to indicate that the shares evidenced by such certificate have not been registered under the Securities Act or qualified under applicable state securities laws and may not be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act and qualification under applicable state securities laws or in reliance upon an exemption from such registration and qualification. Such legend may require an opinion of counsel reasonably acceptable to Zydeco in the event of any transfer in reliance upon such exemptions. Stockholders agree to be bound by the terms of such restrictive legend. The Contingent Rights shall not be evidenced by any certificate.

(d) After the Effective Time, there shall be no further registration of transfers of Wavefield Shares. If, after the Effective Time, certificates formerly representing Wavefield Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this
     Article III.

(e) Any portion of the Merger Consideration made available by Zydeco pursuant to this Section 3.2 that remains unclaimed by the holders of Wavefield Shares shall be retained to Zydeco until such Person exchanges his or her certificate or certificates for the Merger Consideration in accordance with this Article III. Notwithstanding the foregoing, Zydeco shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed under this Article III two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Zydeco free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions otherwise payable by Zydeco with respect to securities constituting part of the Merger Consideration shall be paid to any Wavefield Holder who has not surrendered his certificates formerly representing Wavefield Shares until such certificates are surrendered as provided in this Article III. Upon such surrender, there shall be paid, without interest, to the Person in whose name the certificates representing the securities of Zydeco into which such Wavefield Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

  3.3. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of Zydeco shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF WAVEFIELD

Wavefield hereby represents and warrants to the Zydeco Parties as follows:

  4.1 CORPORATE STATUS. Wavefield is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Wavefield is qualified to do business as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Wavefield that have been delivered to Zydeco have been duly adopted and are current, correct and complete.

  4.2 AUTHORIZATION. Wavefield has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Wavefield has been duly authorized by all necessary corporate action, except for approval by the Wavefield stockholders in accordance with its Articles of Incorporation and the TBCA. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, valid and binding obligations of Wavefield, enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

  4.3 CONSENTS AND APPROVALS. Neither the execution and delivery by Wavefield of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by Wavefield, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which Wavefield is subject, (b) the Charter Documents or bylaws of Wavefield or (c) any contract, Government Permit or other document to which Wavefield is a party or by which the properties or other assets of Wavefield may be subject, except for the filing of the Articles of Merger in accordance with the TBCA.

  4.4 CAPITALIZATION AND STOCK OWNERSHIP. As of the date hereof, the authorized capital stock of Wavefield consists of 1,000 shares of common stock, par value $ .01 per share. As of the date of this Agreement, 800 shares of Wavefield Common Stock were outstanding and owned beneficially and of record by each of the Stockholders as set forth in Exhibit B hereto free and clear of all liens claims and encumbrances. All the outstanding shares of capital stock of Wavefield are validly issued, fully paid and nonassessable and not issued subject to any preemptive rights. As of the date of this Agreement, except for this Agreement, there are no options, warrants, calls, rights, or agreements to which Wavefield is a party or by which it is bound obligating Wavefield to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Wavefield or obligating Wavefield to grant, extend or enter into any such option, warrant, call, right or agreement. After the Effective Time, there will be no option, warrant, call, right or agreement obligating Wavefield to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Wavefield, or obligating Wavefield to grant, extend or enter into any such option, warrant, call, right or agreement. Wavefield is not a party to any voting trust or shareholder agreement with respect to its shares of capital stock, nor, as of the date of this Agreement, are there any voting agreements or voting trusts known to Wavefield to which any of the Wavefield Shares are subject. Wavefield does not own, beneficially or of record, any shares of capital stock of a corporation or any other equity interest in a partnership, trust or other business entity.

  4.5 FINANCIAL STATEMENTS. The unaudited financial statements of Wavefield as of and for the respective periods ended December 31, 1996 (the "Wavefield Year-End Financials") and Wavefield's unaudited financial statements consisting of a balance sheet of Wavefield as of the end of the five-month period ended May 31, 1997 and the related statement of income for the period then ended (the "Wavefield Interim Financials") have been delivered to Zydeco. All such Wavefield Year-End Financials and Wavefield Interim Financials are referred to herein collectively as the "Wavefield Financial Statements." Although not in accordance with GAAP, the Wavefield Financial Statements fairly present, in all material respects, the financial position and Assets and Liabilities of Wavefield as of the dates thereof and Wavefield's results of operations for the periods then ended. The balance sheet as of May 31, 1997 included as a part of the Wavefield Interim Financials is referred to herein as the "Wavefield Balance Sheet," and the date thereof is referred to herein as the "Wavefield Balance Sheet Date." Wavefield is not a successor to any entity which engaged in any operations prior to the date of incorporation of Wavefield.

  4.6 LIABILITIES. Wavefield has no Liabilities, and none of the Assets of Wavefield is subject to any Liabilities, except (a) those Liabilities listed on
Schedule 4.6; or (b) Liabilities incurred since the Wavefield Balance Sheet Date that are approved in writing by Zydeco.

  4.7 TAXES. Wavefield has duly filed all foreign, federal, state, local and other tax returns that are required to be filed and that were due as of the date hereof, and has paid or established adequate reserves for all material taxes (including penalties and interest) that have become due pursuant to such returns or pursuant to any assessment received. All taxes and other assessments and levies that Wavefield has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Wavefield for such payment. There are no proceedings or other actions pending, and to the knowledge of Wavefield no proceedings or other actions are threatened, for the assessment and collection of additional taxes of any kind for any period for which returns have or should have been filed.

  4.8 LEGAL PROCEEDINGS. As of the date of this Agreement, there is no (i) Litigation that is pending or, to Wavefield's knowledge, threatened, against or related to Wavefield or (ii) Court Order issued and effective and known to Wavefield that is specifically applicable to Wavefield or any of its properties, including without limitation the Wavefield Imaging Technology. As of the Effective Time, there will be no (x) Litigation that is pending or, to Wavefield's knowledge at such time, threatened, against or related to Wavefield or (y) Court Order issued and effective and known to Wavefield that is specifically applicable to Wavefield or any of its properties, including without limitation the Wavefield Imaging Technology.

4.9 CONTRACTS. Schedule 4.9 lists all contracts, licenses, leases and other agreements to which Wavefield is a party or to which its Assets are subject, including without limitation the Wavefield Imaging Technology. Wavefield has furnished true and accurate copies of each of the documents listed in Schedule
4.9. All of such agreements are in effect and enforceable in accordance with their terms, and no party to any such agreement is in Default thereunder.
Except as provided in Schedule 4.9 or as provided or contemplated under this Agreement, Wavefield is not a party to any written or oral (i) contract with, or obligation to, any officer, director or key employee of Wavefield or any Affiliate of the foregoing (a) for any term of employment or guaranteed compensation of such person by Wavefield, (b) for the provision of any services or the reimbursement of any material expense or cost by Wavefield or (c) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Wavefield of the nature contemplated in this Agreement, or (ii) agreement or plan, the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the transactions contemplated in this Agreement or the value of which benefits will be calculated on the basis of the transactions contemplated by this Agreement.

4.10 GOVERNMENTAL PERMITS. Wavefield has obtained all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations that are required for the complete operation of the Business of Wavefield as currently operated except such items as to which the failure to obtain or to comply, in the aggregate, would not have a Material Adverse Effect (the "Government Permits").

  4.11    ERISA.    No benefit Plans are sponsored or maintained by Wavefield or under which Wavefield may be obligated. Wavefield has no Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. Wavefield does not have a defined benefit plan subject to Title IV of ERISA and does not have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Wavefield has no liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA). There are no pending or, to Wavefield's knowledge, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of Wavefield or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to Wavefield's knowledge, any basis for such claim.

          All Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Wavefield to any material penalty or tax imposed under the Code or ERISA.

  4.12 INSURANCE. Schedule 4.12 contains a list of all material insurance policies currently in effect related to Wavefield.

  4.13    TITLE TO ASSETS.  All of Wavefield's Assets are listed on Schedule
4.13. Wavefield owns all of its Assets free and clear of all mortgages, liens, loans and encumbrances, except for the encumbrances and liens listed on Schedule
4.6. With respect to the Assets it leases, as indicated on Schedule 4.13, Wavefield is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

  4.14 NO ENVIRONMENTAL CONDITIONS. There has not occurred any Environmental Condition (defined below), at any property owned, leased or operated at any time by Wavefield, any Person controlled by Wavefield or any predecessor thereof during the time of Wavefield's or any such person's possession or occupation thereof; provided that the foregoing representation shall in no event apply to non-operated oil and gas interests owned or leased by Wavefield. To Wavefield's knowledge, there has not occurred any Environmental Condition (i) on any oil and gas leasehold in which Wavefield owns an interest or at any premises at which the Business of Wavefield has been conducted or (ii) at any property at which wastes have been deposited or disposed by or at the behest or direction of Wavefield, any Person controlled by Wavefield or any predecessor thereof.

Wavefield has not received written notice of any Environmental Conditions that, in the aggregate, would have a Material Adverse Effect. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by any third party or otherwise, at or relating to any such property or premises that would (i) require abatement or correction under an Environmental Law (defined below); (ii) give rise to any civil or criminal liability, penalty or fine under an Environmental Law; or
(iii) create a public or private nuisance. "Environmental Law" means all Regulations and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a party may be held liable for the release or discharge of any materials into the environment.

  4.15    PATENTS AND TRADEMARKS.   All patents, trademarks, service marks,
trade names, copyrights, applications or registrations for any of the foregoing, trade secrets, information, proprietary rights and processes, including without limitation the Wavefield Imaging Technology, (collectively, "Intellectual
Property") owned by Wavefield are listed on Schedule 4.13.   Wavefield does not
use or require any intellectual property rights, other than the Intellectual Property, to use and/or license the Wavefield Imaging Technology throughout the world or to otherwise operate its business. The use of the Intellectual Property does not infringe on, or constitute a misappropriation of, the rights of others. The Wavefield Patent Application is the only patent application Wavefield or Norman S. Neidell ("Neidell") has filed with respect to the Intellectual Property. Wavefield has not filed any trademark registrations or copyright registrations. Except as disclosed in Schedule 4.9, there are no outstanding licenses, options or agreements of any kind relating to the Intellectual Property, including without limitation the Wavefield Imaging Technology, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to any intellectual property of any other Person. Wavefield has not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property owned or claimed by another Person. To Wavefield's knowledge, no employee or consultant of Wavefield or other third Person has used, in the course of his work for Wavefield, any information that is confidential or owned by any other Person

  4.16 ABSENCE OF CERTAIN CHANGES. Since the Wavefield Balance Sheet Date, Wavefield has conducted its Business in the ordinary course and there has not been:

(a)  any material adverse change in its Business or Liabilities;

(b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise, other than distributions of available cash;

(c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for employees made in the ordinary course of business, nor any other change that is material to any employment or consulting agreement;

(d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business and other than distributions of available cash;

(e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

(f) any contract, license, lease or other agreement made by Wavefield in respect of the Wavefield Imaging Technology; or

(g) any payments to any Affiliate of Wavefield, other than distributions of available cash.

  4.17 FINDER'S FEES. No Person has been retained by Wavefield who is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

  4.18 ACCURACY OF INFORMATION. Wavefield has delivered to Zydeco the Schedules referred to in this Article IV and has delivered true and accurate copies of the Charter Documents and all other documents of Wavefield identified in such Schedules. No representation or warranty by Wavefield herein or in any Transaction Document, and no information contained therein, contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE ZYDECO PARTIES

Zydeco and the Merger Subsidiary jointly and severally hereby represent and warrant to Wavefield as follows:

  5.1 CORPORATE STATUS. Each Zydeco Party is a corporation duly organized, validly existing and in good standing under the laws of the state which it was incorporated. Each of the Zydeco Parties is qualified to do business as a foreign corporation in each jurisdiction where it is required to be qualified, except where the failure to so qualify would not have a Material Adverse Effect.

  5.2 AUTHORIZATION. Each Zydeco Party has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each Zydeco Party has been duly authorized by all necessary corporate action. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, valid and binding obligations of each Zydeco Party that is or will be a party thereof, enforceable against each such party in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies. It is not necessary under DGCL to obtain stockholder approval in connection with the Merger and the transactions contemplated under this Agreement.

  5.3 CONSENTS AND APPROVALS. Neither the execution and delivery by either Zydeco Party of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by either Zydeco Party, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which either Zydeco Party is subject, (b) the Charter Documents or bylaws of either Zydeco Party or (c) any contract, Government Permit or other document to which either Zydeco Party is a party or by which the properties or other assets of either Zydeco Party may be subject, except for (i) the filing of the Articles of Merger in accordance with the TBCA,
(ii) compliance with any applicable requirements of the Securities Act, (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder (the "Exchange Act"), (iv) approval by Zydeco, as the sole stockholder of the Merger Subsidiary, in accordance with the DGCL and (v) those cases where the aggregate effect of any such Defaults would not have a Material Adverse Effect.

  5.4 CAPITALIZATION. (a) The authorized capital stock of Zydeco consists of 50,000,000 shares of Zydeco Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share. As of the date of this Agreement, (i) 6,607,098 shares of Zydeco Common Stock were outstanding, (ii) no shares of preferred stock of Zydeco were outstanding, (iii) 3,577,668 shares of Zydeco Common Stock were reserved for issuance upon the exercise of outstanding Zydeco Warrants, (iv) 450,000 shares of Zydeco Common Stock were reserved for issuance in the event of the exercise of 150,000 Unit Purchase Options, each Unit consisting of one share of Zydeco Common Stock and two Warrants each for one share of Zydeco Common Stock, (iv) 1,658,131 shares of Zydeco Common Stock were reserved for issuance upon the exercise of stock options ("Plan Options") granted and outstanding under Zydeco's 1996 Incentive Equity Plan, as amended, its 1996 Non-employee Directors Stock Option Plan or pursuant to certain options assumed by Zydeco under the Zydeco Exploration Inc. 1995 Employee Stock Option Plan (collectively, the "Plans") and (v) 781,255 shares of Zydeco Preferred Stock were held by Zydeco in its treasury or by a wholly owned Subsidiary. Merger Subsidiary is the sole Subsidiary of Zydeco. The authorized capital stock of Merger Subsidiary consists of 100 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, validly issued, fully paid and nonassessable and not issued subject to any preemptive rights, and owned beneficially and of record by Zydeco, free and clear of all Encumbrances. Except for this Agreement, the Unit Purchase Options, the Zydeco Warrants, awards or grants made pursuant to the Plans, including without limitation the Plan Options, and except pursuant to the transactions contemplated in the Registration Statement, there are no options, warrants, calls, rights, or agreements to which Zydeco or any Subsidiary of Zydeco is a party or by which it is bound obligating Zydeco or any Subsidiary of Zydeco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Zydeco or of any Subsidiary of Zydeco or obligating Zydeco or any Subsidiary of Zydeco to grant, extend or enter into any such option, warrant, call, right or agreement, except pursuant to the transactions contemplated in the Registration Statement. Except for this Agreement and awards or grants made pursuant to the Plans, including without limitation the Plan Options and except pursuant to the transactions contemplated in the Registration Statement, after the Effective Time, there will be no option, warrant, call, right or agreement obligating Zydeco or any Subsidiary of Zydeco to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Zydeco or any Subsidiary of Zydeco, or obligating Zydeco or any Subsidiary of Zydeco to grant, extend or enter into any such option, warrant, call, right or agreement.

(b) All of the Zydeco Shares to be issued as Merger Consideration will, upon issuance in accordance with the terms thereof and the terms of this Agreement, constitute validly authorized and issued, fully paid and non-assessable shares of Zydeco Common Stock.

  5.5 FINANCIAL STATEMENTS. The audited financial statements of Zydeco and the unaudited interim financial statements of Zydeco included in the Registration Statement fairly present in conformity with GAAP applied on a consistent basis the financial position and Assets and Liabilities of Zydeco as of the dates thereof and Zydeco's statements of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal, recurring year-end adjustments). The balance sheet of Zydeco as of March 31, 1997 that is included in such financial statements is referred to herein as the "Zydeco Balance Sheet," and the date thereof is referred to herein as the "Zydeco Balance Sheet Date."

  5.6 SECURITIES FILINGS. (a) Each of (i) Zydeco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Annual Report"), (ii) Zydeco's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iii) the Registration Statement and (iv) all other reports filed by Zydeco under the Exchange Act (all of the foregoing materials, together with any amendments thereto and documents incorporated by reference therein are referred to herein as the "SEC Filings") have been filed with the Commission and true and correct copies of which have been delivered to Wavefield.

(b) As of its filing date, or if applicable, its effective date, each SEC Filing complied in all material respects with the requirements of the Regulations applicable to such SEC Filing, including the Securities Act and the Exchange Act.

(c) As of its filing date or, if applicable, its effective date, each SEC Filing filed pursuant to the Securities Act or the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Zydeco has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Effective Time.

(d) Zydeco has filed, or caused to be filed, all filings with governmental authorities required under the Securities Act or applicable state securities or "blue sky" laws in order to perfect registration or qualification, or an exemption from such registration or qualification, for the offer and sale of all securities of Zydeco, except where the omission of such filing will not (i) affect the availability of an applicable exemption from registration or qualification, (ii) materially and adversely impact the marketability of the outstanding Zydeco Common Stock or (iii) otherwise have a Material Adverse Effect.

  5.7 TITLE TO ASSETS AND RELATED MATTERS. Each Zydeco Party has good and marketable title to all of its assets, free from any Encumbrances, except for such Encumbrances as disclosed in the financial statements included in the SEC Filings or that, in the aggregate, are not material to the Zydeco Parties taken as a whole. The use of each Zydeco Party's assets is not subject to any Encumbrances (other than those specified in the preceding sentence).

  5.8 LIABILITIES. Except as specified in Schedule 5.8, none of the Zydeco Parties has any Liabilities, and none of the assets of either Zydeco Party is subject to any Liabilities, except (a) to the extent specifically disclosed or provided for in the Zydeco Balance Sheet; (b) Liabilities incurred since the Zydeco Balance Sheet Date; (c) Liabilities under any contracts, copies of which were delivered to Wavefield, that were not required under GAAP to have been specifically disclosed or reserved for on the Zydeco Balance Sheet; (d) Liabilities under or contemplated by this Agreement; and (e) Liabilities incurred since the Zydeco Balance Sheet Date that are approved in writing by Wavefield.

  5.9  TAXES.   Except as set forth in Schedule 5.1, each Zydeco Party has duly filed all foreign, federal, state, local and other tax returns that are required to be filed and that were due as of the date hereof, and has paid all material taxes and assessments that have become due pursuant to such returns or pursuant to any assessment received. All taxes and other assessments and levies that either Zydeco Party has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are property held by such Zydeco Party for such payment. There are no proceedings or other actions pending, and to the knowledge of either Zydeco Party no proceedings or other actions are threatened, for the assessment and collection of additional taxes of any kind or any period for which returns have or should have been filed.

  5.10    LEGAL PROCEEDINGS AND BUSINESS ACTIVITIES.  (a) Except as set forth on
Schedule 5.10, there is no Litigation that is pending or, to either Zydeco Party's knowledge, threatened against or related to either Zydeco Party. There has been no Default with respect to any Court Order applicable to either Zydeco Party.

(b) At all times since its incorporation, Zydeco has engaged in business activities in accordance with the description set forth in the Zydeco Prospectus and to its knowledge, there has not occurred any event which could give rise to a claim by a Zydeco stockholder for fraud or material misrepresentation as to its business activities or the description of such business activities in its Prospectus. Since its incorporation, the Merger Subsidiary has not engaged in any substantial business activities.

  5.11 ABSENCE OF CERTAIN CHANGES. Since the Zydeco Balance Sheet Date and the date of organization of Merger Subsidiary, there has not been with respect to Zydeco or Merger Subsidiary, respectively:

(a) except as described on Schedule 5.8 , any material adverse change in its Liabilities;

(b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise, other than distributions of available cash either to Stockholders or to employees as bonuses on or prior to the Effective Time;

(c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement that is material;

(d) any sale, assignment or transfer of its assets, or any additions to or transactions involving any of its assets, other than (i) the transfer to Fortune Petroleum Corporation of approximately $2,151,000 of exploration funds pursuant to an Exploration Agreement with Fortune Petroleum Corporation, (ii) those made in the ordinary course of business and (iii) distributions of available cash either to Stockholders or to employees as bonuses on or prior to the Effective Time;

(e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

(f)  any payments to any Affiliate of either Zydeco Party except as specified in
     Schedule 5.11 other than distributions of available cash either to Stockholders or to employees as bonuses on or prior to the Effective Time.

  5.12 FINDER'S FEES. No Person has been retained by either Zydeco Party who is or will be entitled to any commission or finder's or similar fee from either Zydeco Party in connection with the Transactions.

  5.13 ACCURACY OF INFORMATION. On or prior to the date of this Agreement, Zydeco has delivered to Wavefield and each of the Stockholders a private placement memorandum of Zydeco (the "Private Placement Memorandum") together with (i) the Schedules referred to in this Article V, (ii) true and correct copies of the Charter Documents and other organizational documents of Zydeco and
(iii) the SEC Filings. No representation or warranty by either Zydeco Party herein or in any Transaction Document, and no information contained in the Private Placement Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.


                                  ARTICLE VI

                    COVENANTS OF WAVEFIELD AND STOCKHOLDERS

  6.1 OPERATION OF THE BUSINESS. From the date hereof to the earlier of the Effective Time or the termination of this Agreement, Wavefield shall conduct its Business solely in the ordinary course, and shall refrain from the following actions in furtherance of and in addition to such restriction (except as contemplated by this Agreement or as approved by Zydeco in writing): amending its Charter Documents or bylaws; merging or consolidating with, or acquiring all or substantially all of, or otherwise acquiring any business operations of, any Person; selling or otherwise disposing of any Assets other than in the ordinary course; or issuing any securities other than in connection with the exercise of any options, warrants or other rights that are outstanding on the date hereof; entering into any contract, license, lease or other agreements in respect of the Wavefield Imaging Technology (or entering into negotiations for any of the foregoing); provided, however, that the foregoing shall not restrict Wavefield's ability to perform any contract or incur any liability that is described in any Schedule delivered pursuant to
Article IV hereof.

  6.2 STOCKHOLDER CONSENTS. Each of the Stockholders agrees to deliver a written consent in favor of the Merger on or prior to the Effective Time for the purpose of voting on the adoption of this Agreement and the Merger as required by the TBCA. The directors of Wavefield shall recommend such adoption of this Agreement and the Merger by Wavefield's stockholders. In connection with such meeting, Wavefield will (a) use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the Transactions; and (b) otherwise comply with all legal requirements applicable to such meeting.

  6.3 ACCESS. Wavefield shall give Zydeco and its accountants, counsel and other representatives full access, without unreasonably interfering with business operations, to all properties, books, contracts and records of Wavefield and shall furnish to Zydeco all such documents, records and information as Zydeco shall from time to time reasonably request.

  6.4 MAINTENANCE OF THE ASSETS. Wavefield shall continue to maintain and service the Assets consistent with past practice. Wavefield shall not, directly or indirectly, sell or encumber all or any material part of the Assets, other than sales in the ordinary course of business, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

  6.5 EMPLOYEES AND BUSINESS RELATIONS. Wavefield shall use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its customers and licensees and any others having business relations with it.

  6.6 CONFIDENTIALITY. Prior to the Effective Time and for three years from any termination of this Agreement, Wavefield will hold, and will use commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning either Zydeco Party furnished to Wavefield in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known by Wavefield and not acquired, directly or indirectly, from either Zydeco Party; (b) at the time of disclosure, in the public domain or after disclosure, part of the public domain through no fault of Wavefield; (c) later acquired by Wavefield from sources other than Zydeco so long as, to the knowledge of Wavefield, such sources are not subject to a contractual or fiduciary duty of confidentiality with respect to such information; or (d) developed by or for Wavefield independent of the confidential information in question; provided, that Wavefield may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such Persons are informed by Wavefield of the confidential nature of such information and are directed by Wavefield to treat such information confidentially. The obligation of Wavefield to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Wavefield will, and will use commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Zydeco all documents and other materials, and all copies thereof, obtained by Wavefield or on its behalf from either Zydeco Party in connection with this Agreement that are subject to such confidence.

  6.7 EXPENSES. Wavefield and Stockholders agree to pay all of the legal, accounting and other expenses incurred by Wavefield in connection with the Transactions. In the event the Merger is consummated, Stockholders agree to pay, and indemnify Wavefield against, and Wavefield shall have no liability for
(a) the fees and expenses of Baker & Hostetler and any other law firm engaged by Wavefield in connection with the Transaction, (b) all incentive bonuses and other amounts payable to employees of Wavefield as a result of the consummation of the Transaction, if any and (c) the fees and expenses of any financial advisor or consultant engaged by Wavefield in connection with the Transactions; provided that Wavefield may pay such liabilities out of its available cash prior to the Effective Time.

  6.8 FULFILLMENT OF CONDITIONS. From the date hereof to the Closing, Wavefield shall use commercially reasonable efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes the (a) execution and delivery of the Transaction Documents; (b) completion of all corporate authorizations to enable Wavefield to effect the Merger; and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the Business in such manner that on the Closing Date the representation and warranties of Wavefield contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

  6.9 DISCLOSURE OF CERTAIN MATTERS. During the period from the date hereof through the Effective Time, Wavefield shall give Zydeco prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement;
(b) would cause any of the representations and warranties of Wavefield contained herein to be inaccurate or otherwise misleading; (c) give Wavefield any reason to believe that any of the conditions set forth in Article IX will not be satisfied prior to the Termination Date; or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Wavefield.

  6.10 NO OTHER NEGOTIATIONS. Until the earlier of the Closing or the termination of this Agreement, neither Wavefield nor any of the Stockholders shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for, any acquisition of any capital stock of Wavefield or of the Wavefield Imaging Technology other than as contemplated or authorized hereby, nor shall Wavefield provide any information to any Person for the purposes of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Wavefield shall immediately notify Zydeco of any such inquiries or proposals or requests for information for such purpose. Wavefield shall use commercially reasonably efforts to cause the directors, officers, employees, agents and other representatives of Wavefield to comply, with the provisions of this Section 6.10.


                                  ARTICLE VII

                        COVENANTS OF THE ZYDECO PARTIES

  7.1 OPERATION OF THE BUSINESS. From the date hereof to the Effective Time, Zydeco shall conduct its business solely in the ordinary course, and shall refrain and cause the Merger Subsidiary to refrain from the following actions in furtherance of and in addition to such restriction (except as contemplated by this Agreement or as approved by Wavefield in writing): amending its Charter Documents or bylaws; merging or consolidating with, or acquiring all or substantially all of, or otherwise acquiring any business operations of, any Person; or issuing any securities other than in connection with the exercise of any options, warrants or other rights that are outstanding on the date hereof and other than grants of stock options in accordance with the Plans; provided, however, that the foregoing shall not limit the incurrence by Zydeco of any liability incurred in furtherance of any of the transactions contemplated by this Agreement or restrict Zydeco's ability to perform any contract or incur any Liability.

  7.2 ACCESS. From the date hereof to the Effective Date, Zydeco shall give Wavefield and its counsel and other representatives full access, without unreasonably interfering with business operations, to all properties, books, Contracts and records of the Zydeco Group and shall furnish to Wavefield all such documents, records and information as Wavefield shall from time to time reasonably request.

  7.3 MAINTENANCE OF THE ASSETS. From the date hereof to the Effective Date, Zydeco shall, and shall cause the Merger Subsidiary to, continue to maintain and service its assets consistent with past practice. Zydeco shall not, and shall cause the Merger Subsidiary not to, directly or indirectly, sell or encumber all or any material part of its assets or initiate or participate in any discussion or negotiations or enter into any agreement to do any of the foregoing.

  7.4 CONFIDENTIALITY. Prior to the Effective Time and for three years from any termination of this Agreement, Zydeco will hold, and will use commercially reasonable efforts to cause the Merger Subsidiary and the officers, directors, employees, accountants, counsel, consultants, advisors and agents of each Zydeco Party to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Wavefield furnished to either Zydeco Party in connection with the Transactions except for information (a) previously known by either Zydeco Party and not acquired, directly or indirectly from Wavefield; (b) at the time of disclosure in the public domain or after disclosure, part of the public domain through no fault of either Zydeco Party; (c) later acquired by either Zydeco Party from sources other than Wavefield so long as, to the knowledge of either Zydeco Party, such sources are not subject to a contractual or fiduciary duty of confidentiality with respect to such information; or (d) developed by or for either Zydeco Party independent of the confidential information in question; provided, that either Zydeco Party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions so long as such Persons are informed by a Zydeco Party of the confidential nature of such information and are directed by a Zydeco Party to treat such information confidentially. The obligation of either Zydeco Party to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Zydeco will, and will use commercially reasonable efforts to cause each other Zydeco Party and the officers, directors, employees, accountants, counsel, consultants, advisors and agents of each Zydeco Party to, destroy or deliver to Wavefield all documents and other materials, and all copies thereof, obtained by either Zydeco Party or on its behalf from Wavefield in connection with this Agreement that are subject to such confidence.

  7.5 RESERVATION OF ZYDECO STOCK. Zydeco shall reserve for issuance out of its authorized but unissued capital stock, a sufficient number of shares of Zydeco Common Stock to be issued (i) upon consummation of the Merger and (ii) thereafter upon the issuance of any Contingent Shares..

  7.6 FULFILLMENT OF CONDITIONS. From the date hereof to the Closing, each Zydeco Party shall use commercially reasonable efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes the (a) execution and delivery of the Transaction Documents; (b) completion of all corporate authorizations to enable Wavefield to effect the Merger; and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the Business of each Zydeco Party in such manner that on the Closing Date the representations and warranties of the Zydeco Parties herein shall be accurate as though then made, except as contemplated by the terms hereof).

  7.8 DISCLOSURE OF CERTAIN MATTERS. During the period from the date hereof through the Effective Time, Zydeco shall give Wavefield prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement;
(b) would cause any of the representations and warranties of either Zydeco Party contained herein to be inaccurate or otherwise misleading; (c) gives Zydeco any reason to believe that any of the conditions set forth in Article IX will not be satisfied prior to the Termination Date; (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Zydeco Parties; or (e) would require any amendment or supplement to the Proxy Statement.

                                 ARTICLE VIII

           ADDITIONAL AGREEMENTS OF THE ZYDECO PARTIES AND WAVEFIELD

  8.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonably efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate the Transactions, including the execution and delivery of any additional instruments necessary to consummate the Transactions.

  8.2 DEVELOPMENT OF NONSEISMIC APPLICATIONS OF WAVEFIELD IMAGING TECHNOLOGY. Zydeco shall offer, or shall cause Wavefield to offer, to enter into a joint venture with Neidell for the development and commercialization of nonseismic applications of the Wavefield Imaging Technology. Upon such offer Zydeco, or Wavefield, and Neidell shall negotiate diligently and in good faith to agree upon the formation and operation of the joint venture. The joint venture shall be owned by Neidell and Zydeco in proportion to their contributions to the joint venture, which the parties intend should be structured as nearly as possible to provide for equal ownership between Wavefield and Zydeco on the one hand, and Neidell on the other. If Zydeco and Wavefield fail to make such an offer, Neidell may require, by written notice, that they enter into negotiations to form the joint venture. If Zydeco and Wavefield do not desire to engage in such a joint venture, they shall give notice of such desire to Neidell and offer to grant Neidell a nonexclusive, worldwide, royalty free license for nonseismic applications of the Wavefield Imaging Technology. If, however, Neidell, upon receiving an offer to negotiate a joint venture, does not desire to enter into a joint venture, and rejects such offer, his rights to such application under this
Section 8.2 shall terminate. This Section 8.2 shall survive the Closing.

  8.3 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the Patent Issuance Event to occur.


                                  ARTICLE IX

                      CONDITIONS PRECEDENT TO THE MERGER

  9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) the negotiation of a mutually satisfactory employment or consulting arrangement or agreement shall have been completed by Zydeco and Dr. Norman
     S. Neidell.

  9.2 CONDITIONS TO OBLIGATIONS OF THE ZYDECO PARTIES. The obligations of the Zydeco Parties to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time (or such earlier date as is specified below), of each of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES TRUE. Except for changes contemplated by this Agreement, (i) the representations and warranties of Wavefield contained herein shall be true and correct in all material respects at and as of the date hereof; and (ii) such representations and warranties shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made again at and as of the Effective Time, except to the extent that such representations and warranties are made herein as of a specific date prior to the Effective Time.

(b) PERFORMANCE. Wavefield and the Stockholders shall have performed and complied in all material respects with the agreements and covenants contained in this Agreement required to be performed or complied with by it on or prior to the Effective Time.

(c) CONSENTS AND APPROVALS. Wavefield shall have obtained all third party consents and approvals necessary, proper or advisable to consummate the Merger.

(d) NO GOVERNMENTAL ORDER OR REGULATION. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no Regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits the consummation of the Merger.

(e) ABSENCE OF CERTAIN LITIGATION. No action shall have been filed and remain undismissed in any court of competent jurisdiction against Wavefield.

(f) RIGHTS TO WAVEFIELD IMAGING TECHNOLOGY. Zydeco shall have confirmed to its reasonable satisfaction that all rights, titles and interests in and to the Wavefield Imaging Technology shall have vested in Wavefield, subject only to existing licensing agreements disclosed in Schedule 4.9.

(g) LEGAL OPINION. Zydeco shall have received an opinion of Baker & Hostetler, counsel to Wavefield, dated as of the Effective Time, in form and substance reasonably satisfactory to Zydeco.

(h) CONFIDENTIALITY AGREEMENTS. Each Wavefield employee who will remain an employee after the Effective Time shall execute and deliver to Zydeco a standard confidentiality and non-disclosure agreement.

(i) OTHER DOCUMENTS. Zydeco shall have received executed copies of all Transaction Documents to which Wavefield or any Wavefield Holder is a party to the extent that they shall not have been received prior to the Closing. Zydeco shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

(j) CERTIFICATES. Wavefield shall have furnished to Zydeco a certificate of the President of Wavefield, dated the Effective Time, certifying compliance as of the Effective Time with the conditions set forth in paragraphs (a) and (b) of this Section 9.2 in all material respects.

  9.3 CONDITIONS TO OBLIGATIONS OF WAVEFIELD. The obligations of Wavefield to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES TRUE. Except for changes contemplated by this Agreement, (i) the representations and warranties of the Zydeco Parties contained herein shall be true and correct in all material respects at and as of the date hereof; and (ii) such representations and warranties shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made again at and as of the Effective Time, except to the extent that such representation and warranties are made herein as of a specific date prior to the Effective Time.

(b) PERFORMANCE. The Zydeco Parties shall have performed and complied in all material respects with the agreements and covenants contained in this Agreement required to be performed or complied with by them on or prior to the Effective Time.

(c) NO GOVERNMENTAL ORDER OR REGULATION. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no Regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger.

(d) ABSENCE OF CERTAIN LITIGATION. No action shall have been filed and remain undismissed in any court of competent jurisdiction by any stockholder of Zydeco or purported stockholder of Zydeco, or any holder of a Zydeco Warrant or purported holder of Zydeco Warrant, or governmental authority, based upon allegations of (i) fraud, securities fraud, breach of fiduciary duty, non-compliance with DGCL, the TBCA or the provisions of the Charter Documents of Zydeco by Zydeco, its officers or its directors or (ii) illegality of the Merger and the Transactions.

(e) LEGAL OPINION. Wavefield shall have received an opinion of Andrews & Kurth L.L.P., counsel to Zydeco, dated as of the Effective Time, to the effect that (a) the Merger has been effected under the TBCA and (b) upon surrender of the stock certificates evidencing the Wavefield Shares by Stockholders in accordance with this Agreement, the Zydeco Shares issued to Stockholders as Merger Consideration are validly issued, fully paid and non-assessable.

(f) OTHER DOCUMENTS. Wavefield shall have received executed copies of all Transaction Documents to which either Zydeco Party is a party to the extent that they shall not have been received prior to the Closing. Wavefield shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

(g) CERTIFICATES. Zydeco shall have furnished to Wavefield a certificate of the Chief Executive Officer of Zydeco, dated the Effective Time, certifying compliance as of the Effective Time with the conditions set forth in paragraphs (a) and (b) of this Section 9.3 in all material respects.


                                   ARTICLE X

                                  TERMINATION

  10.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

(a)  by mutual written consent of Zydeco and Wavefield;

(b) by Wavefield if any Zydeco Party shall have breached any of its covenants hereunder in any material respects or if the representations and warranties of any Zydeco Party contained in this Agreement shall not be true and correct, except for such changes as are contemplated by this Agreement, in all material respects, and in either event, if such breach is subject to cure, the Zydeco Parties have not cured such breach within 3 business days of Wavefield's notice of an intent to terminate;

(c) by Zydeco, if Wavefield shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of Wavefield contained in this Agreement shall not be true and correct, except for such changes as are contemplated by this Agreement, in all material respects, and in either event, if such breach is subject to cure, Wavefield has not cured such breach within 3 business days if Zydeco's notice of an intent to terminate; or

(d)  by either Zydeco or Wavefield, if any condition precedent contained in
     Section 9.2 (in the case of Zydeco) or 9.3 (in the case of Wavefield) shall not have been satisfied or waived on or before the Effective Date (or, if earlier, the date specified in such Section).

  10.2    EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 10.1, the agreements contained in Sections 6.6, 6.7, 7.4, 7.6 and 8.2 shall survive the termination hereof. In addition, any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.


                                  ARTICLE XI

                                 MISCELLANEOUS

  11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants contained in this Agreement shall survive the closing of the Merger for a period of two years from the Effective Time (the "Survival Period"). In the event Zydeco determines during the Survival Period that a representation or warranty of Wavefield and the Stockholders contained is determined to be untrue in any material respect at the Effective Time or a covenant contained in this Agreement is breached in any material respect by Wavefield or by any Stockholder prior to the Effective Time, then Zydeco shall be entitled to recover damages for such breach from Stockholders; provided that
(a) written notice of such breach shall have been sent by Zydeco to each of the Stockholders on or prior to the expiration of the Survival Period and (b) any such damages may be satisfied by Stockholders by surrender to Zydeco of Zydeco Shares owned by such Stockholders (in the event of a breach by Wavefield, by each Stockholder in proportion to the number of Zydeco Shares received as a result of the Merger), which surrendered shares shall be valued for this purpose at the last reported closing trade price of a share of Zydeco Common Stock, as reported on the NASDAQ SmallCap Market on the Effective Date. In the event any Stockholder determines during the Survival Period that a representation or warranty of Zydeco contained is determined to be untrue in any material respect at the Effective Time or a covenant contained in this Agreement is breached in any material respect by Zydeco or by any Stockholder prior to the Effective Time, then Stockholder shall be entitled to recover damages for such breach from Zydeco, provided that written notice of such breach shall have been sent by such Stockholder to Zydeco on or prior to the expiration of the Survival Period.

  11.2 PRIVATE PLACEMENT; RESTRICTED STOCK. Each Stockholder acknowledges and agrees that (a) he or she has received all information about Zydeco, and have been afforded the opportunity to ask questions of management of Zydeco, to the extent necessary to make an informed business judgment regarding investment in Zydeco Common Stock as a result of the Merger, (b) he or she is acquiring the shares of Zydeco Common Stock pursuant to this Agreement for investment purposes and without the present intention of engaging in a distribution of such shares,
(c) when issued in accordance with this Agreement, the Zydeco Shares and the Contingent Shares have not been registered under the Securities Act or qualified under applicable state securities laws and may not be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act and qualification under applicable state securities laws or in reliance upon an exemption from such registration and qualification, and (c) stock certificates issued to Stockholders evidencing the Zydeco Shares and the Contingent Shares will bear a legend giving notice of the absence of such registration or qualification and requiring an opinion of counsel reasonably acceptable to Zydeco in the event of any transfer in reliance upon such exemptions, provided that at any time after two years from the Effective Time, in the case of the Zydeco Shares, and two years after the date of issuance of such shares, in the case of the Contingent Shares, Stockholders who are not Affiliates of Zydeco, and who have not been Affiliates of Zydeco for a period of 90 days prior to such request, may request removal of such legends and Zydeco shall arrange for such removal provided that is permitted to do so under then applicable securities laws.

  11.3 PUBLIC ANNOUNCEMENTS. Zydeco and Wavefield will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or stock exchange regulations, will not issue any such press release or make any such public statement prior to such consultation.

  11.4 CONTENTS OF AGREEMENT, AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto may assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

  11.5 INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole; (b) "or" has the inclusive meaning frequently identified with the phrase "and/or"; and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

  11.6 NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the second business day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

If to Zydeco or the Merger Subsidiary:

Zydeco Energy, Inc.
1710 Two Allen Center
1200 Smith Street
Houston, Texas 77002
Attention: Chief Financial Officer

with a required copy to:

Andrews & Kurth L.L.P.
4200 Texas Commerce Tower
Houston, Texas 77002
Attention:  James M. Prince
Tel. No.   (713) 220-4486

If to Wavefield, to Dr. Norman S. Neidell at the address set forth on Exhibit A hereto, with a required copy to Richard Yount, Baker & Hostetler, 1000 Louisiana, Suite 2000, Houston, Texas 77002. If to Stockholders, at the address set forth on Exhibit A hereto, with a required copy to Richard Yount, Baker & Hostetler, 1000 Louisiana, Suite 2000, Houston, Texas 77002.

  11.7 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, without regard to its provisions concerning conflict of laws.

  11.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall no be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

This Agreement has been executed by the parties hereto as of the day and year first written above.

                              ZYDECO ENERGY, INC.



                              By:  /s/ EDWARD R. PRINCE, JR.
                                   -------------------------
                                   Edward R. Prince, Jr.
                                   Vice Chairman

                              WFI ACQUISITION CORP.


                              By:  /s/ EDWARD R. PRINCE, JR.
                                   -------------------------
                                   Edward R. Prince, Jr.
                                   Vice Chairman

                              WAVEFIELD IMAGE, INC.


                              By:  /s/ NORMAN S. NEIDELL
                                   -------------------------
                                   Norman S. Neidell
                                   President

                              STOCKHOLDERS OF
                              WAVEFIELD IMAGE, INC.:


                                   /s/ NORMAN S. NEIDELL
                                   -------------------------
                                   Norman S. Neidell

                                   /s/ K. BRUCE MEADOURS
                                   -------------------------
                                   K. Bruce Meadours

                                   /s/ MARGARET SMITH
                                   -------------------------
                                   Margaret Smith

                                                                       EXHIBIT A

                         DIRECTORS AND OFFICERS OF THE
                             SURVIVING CORPORATION


Directors:

     Sam B. Myers, Jr.        Chairman
     Norman S. Neidell
     John O. Smith
     John McTigue


Officers:

     Norman S. Neidell        President
     W. Kyle Willis           Vice President, Treasurer, and Secretary